UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

September 9, 2016

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez,  Mississippi    39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

The information in Item 2.03 below is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 9, 2016, Callon Petroleum Company (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to its existing $500 million senior secured revolving credit facility (the “Credit Facility”) to permit the Company to issue senior unsecured debt (“Senior Unsecured Debt”) provided that, on a pro forma basis, the ratio of its funded debt on the date of such issuance to EBITDAX for the most recently ended four consecutive quarters on or before such date (the “Leverage Ratio”) shall not be greater than 2.50 to 1.00. Under the terms of the Fourth Amendment, the Company is required to use the proceeds of the issuance of any Senior Unsecured Debt to fully repay its existing $300 million senior, secured second lien term loan facility.  Additionally, the automatic reduction of the borrowing base available under the Credit Facility has been modified by the amendment such that no reduction shall apply for the first $400 million of senior unsecured debt issued on or after September 9, 2016. The Fourth Amendment also allows the Company to repurchase or redeem its preferred stock, provided that, after giving pro forma effect to such redemption or repurchase, (x) the sum of the amount that could then be borrowed under the Credit Facility plus any unrestricted cash and cash equivalents of the Company and its subsidiaries shall be greater than $100,000,000, and (y) the Leverage Ratio shall not be greater than 3.00 to 1.00.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.  Other Information.

On September 12, 2016, the Company issued a press release announcing its intent, subject to market and other conditions, to commence a private placement of $350 million in aggregate principal amount of senior unsecured notes due 2024 (the ''Notes"). The Company is filing a copy of the news release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

The information contained in this Item 8.01 is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to buy or a sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1

Amendment No. 4 to the Fifth Amended and Restated Credit Agreement among Callon Petroleum Company, JPMorgan Chase Bank, National Association, as administrative agent and the Lenders and parties named therein dated September 9, 2016

99.1	Press release dated September 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

September 12, 2016	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Title of Document

10.1

Amendment No. 4 to the Fifth Amended and Restated Credit Agreement among Callon Petroleum Company, JPMorgan Chase Bank, National Association, as administrative agent and the Lenders and parties named therein dated September 9, 2016

99.1	Press release dated September 12, 2016